UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 19, 2021

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

AIM ImmunoTech Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 8.01 is incorporated by reference herein.

Item 8.01 Other Events.

On April 19, 2021, AIM ImmunoTech Inc. (the “Company”) signed an agreement to sell some of the assets located at its facility at 783 Jersey Ave., New Brunswick, N.J. The assets to be sold consist of equipment and machinery that the Company determined to be obsolete and no longer needed for current and future manufacturing. The assets will be sold to Phoenix Equipment Corporation, Branford Auctions, LLC and Perry Videx LLC for an aggregate of $245,500. The Company anticipates that the sale will be effected by the end of next week.

The sale of these assets was in conjunction with the Company’s exercise of its option to repurchase the facility (please see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 9, 2021 [https://www.sec.gov/Archives/edgar/data/946644/000149315221008435/form8-k.htm]).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM IMMUNOTECH INC.

April 23, 2021	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO